Exhibit 99
                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: July 24, 2007

Issuer Name and Ticker Symbol: Commerce Energy Group, Inc. (EGR)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address:          50 California Street
                  Suite 1500
                  San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of Commerce Energy Group Inc.




ZEFF HOLDING COMPANY, LLC    ZEFF CAPITAL PARTNERS I, L.P

                             By:  Zeff Holding Company, LLC, as general partner

By:/s/ Daniel Zeff           By:/s/ Daniel Zeff
   ------------------           --------------------
   Name:  Daniel Zeff           Name:  Daniel Zeff
   Title: Manager               Title: Manager


SPECTRUM GALAXY FUND LTD.

By:/s/ Dion R. Friedland
   ---------------------
   Name:  Dion R. Friedland
   Title: Director